UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12.

American Rebel Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

AMERICAN REBEL HOLDINGS, INC.

5115 Maryland Way, Suite 303

Brentwood, Tennessee 37027

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 27, 2024

Dear American Rebel Holdings, Inc. Stockholders:

You are cordially invited to attend the annual meeting of stockholders of American Rebel Holdings, Inc., a Nevada corporation (“American Rebel”), to be held on Thursday, June 27, 2024 at 10:00 a.m., local time, at 8500 Marshall Drive, Lenexa, Kansas 66214. At the annual meeting, you will be asked to consider and vote on the following proposals;

1.	To elect the board of directors for American Rebel to hold office until the next annual stockholder’s meeting, (the current nominees are Charles A. Ross, Jr., Corey Lambrecht, Larry Sinks, Michael Dean Smith and C. Stephen Cochennet);
2.	To affirm the appointment of GBQ Partners LLC as American Rebel’s independent auditors for the next year; and
3.	To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

American Rebel’s board of directors has fixed the close of business on May 28, 2024 as the record date for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at, the annual meeting or any adjournment thereof. A list of such stockholders will be available for examination by a stockholder for any purpose germane to the meeting during normal business hours at American Rebel’s offices at 8500 Marshall Drive, Lenexa, Kansas 66214 for 10 days prior to the annual meeting.

By Order of the board of directors

Yours truly,

/s/ Charles A. Ross, Jr.
Brentwood, Tennessee	Charles A. Ross, Jr.
June 6, 2024	Chairman

IMPORTANT

Whether or not you expect to attend the annual meeting in person, American Rebel urges you to please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares by signing, dating and mailing the enclosed proxy will save American Rebel the expenses and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

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AMERICAN REBEL HOLDINGS, INC.

5115 Maryland Way, Suite 303

Brentwood, Tennessee 37027

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

June 27, 2024

This statement is furnished in connection with the solicitation by the board of directors of American Rebel Holdings, Inc. (hereinafter “American Rebel” or the “Company”) of proxies in the accompanying form for the annual meeting of stockholders to be held on Thursday, June 27, 2024 at 10:00 a.m. and at any adjournment thereof.

This proxy statement and the enclosed form of proxy were first sent to stockholders on or about June 6, 2024.

If the form of proxy enclosed herewith is executed and returned as requested, it may nevertheless be revoked at any time prior to exercise by filing an instrument revoking it or a duly executed proxy bearing a later date.

Solicitation of proxies will be made by mail and by American Rebel’s chairman, Charles A. Ross, Jr., and president, Doug Grau. American Rebel will bear the costs of such solicitation and will reimburse brokerage firms, banks, trustees and others for their actual out-of-pocket expenses in forwarding proxy material to the beneficial owners of its common stock.

As of the close of business on May 28, 2024, the record date for the annual meeting, American Rebel had outstanding and entitled to vote 5,947,643 shares of common stock. Each share of common stock is entitled to one vote per share on all matters submitted to a vote of American Rebel’s stockholders. Only stockholders of record at the close of business on May 28, 2024 are entitled to vote at the annual meeting or at any adjournment thereof.

Stockholders who send in proxies but attend the meeting in person may vote directly if they prefer and withdraw their proxies or may allow their proxies to be voted with the similar proxies sent in by other stockholders.

VOTING PROCEDURES AND TABULATION

American Rebel will appoint an election inspector to act at the meeting and to make a written report thereof. Prior to the meeting, the inspector will sign an oath to perform its duties in an impartial manner and to the best of its ability. The inspector will ascertain the number of shares outstanding and the voting power of such shares, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law. The inspector will tabulate the number of votes cast for, against or abstained from the proposals described in the foregoing notice.

The presence at the meeting, in person or by proxy, of the holders of common stock holding in the aggregate a majority of the voting power of American Rebel’s stock entitled to vote at the meeting shall constitute a quorum for the transaction of business. The vote of holders of common stock holding in the aggregate a majority of the voting power of American Rebel’s stock present at the meeting, in person or by proxy, shall decide the proposals to elect directors and ratify the appointment of auditors. Abstentions will be counted for purposes of establishing a quorum for the meeting, but will not count as votes cast for the election of Directors or any other question. Accordingly, abstentions will have the same effect as a vote cast “AGAINST” each proposal.

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If American Rebel receives a signed proxy card with no indication of the manner in which shares are to be voted on the proposals, such shares will be voted in accordance with the recommendation of the board of directors for such proposal.

Brokers who hold shares in street name only have the authority to vote on certain items when they have not received instructions from beneficial owners. Any “broker non-votes” will be counted for the purposes of establishing a quorum for the meeting, but will not be counted as votes cast for the election of Directors or any other question. Accordingly, “broker non-votes” will have the same effect as a vote cast “AGAINST” each proposal.

QUESTIONS AND ANSWERS

ABOUT THE PROXY MATERIALS, PROPOSALS AND THE ANNUAL MEETING

Q:	Why did I receive these Proxy Materials?

A:	American Rebel’s board of directors is providing these proxy materials to you in connection with the annual meeting of stockholders, which will take place on Thursday, June 27, 2024 at 10:00 a.m., local time, at 8500 Marshall Drive, Lenexa, Kansas 66214. This proxy statement summarizes the information you need to know to vote by proxy or in person at the annual meeting. You do not need to attend the annual meeting in person in order to vote. As a stockholder, you are invited to attend the annual meeting and are requested to vote on the items of business described in this Proxy Statement.

Q:	When were the Proxy Materials mailed?

A:	The Proxy Statement was mailed to stockholders beginning on or about June 6, 2024.

Q.	How may I obtain American Rebel’s annual report for the year ended December 31, 2023?

A.	Stockholders may request a free copy of American Rebel’s annual report by writing to: American Rebel Holdings, Inc., 5115 Maryland Way, Suite 303, Brentwood, Tennessee 37027. Copies of our other financial information and reports are also available free of charge on the SEC’s website at www.sec.gov.

Q.	What proposals are stockholders being asked to consider at the upcoming annual meeting?

A.	American Rebel is (i) electing directors to serve for the next fiscal year, and (ii) seeking ratification of the appointment of its independent registered public accounting firm.

Q.	How does the board of directors recommend that I vote?

A.	American Rebel’s board of directors recommends that you vote your shares “FOR” each of the proposals at the annual meeting.

Q.	What shares can I vote?

A.	Each share of American Rebel common stock outstanding as of the close of business on May 28, 2024 (the record date) is entitled to one vote on all items being voted on at the annual meeting. You may vote all shares owned by you as of the record date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner through a broker, trustee or other nominee, such as a bank.

Q.	What is the difference between holding shares as a “stockholder of record” and as a “beneficial owner?”

A.	Many American Rebel common stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between common shares held of record and those owned beneficially.

●	Stockholder of Record: If your common shares are registered directly in your name with American Rebel’s common stock transfer agent (Securities Transfer Corporation), you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to American Rebel or to vote in person at the annual meeting. A proxy card is enclosed for you to use.

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●	Beneficial Owner: If your shares are held in a brokerage account or by another nominee (often referred to as being held in “street name”), you are considered the beneficial owner of such shares, and these proxy materials are being forwarded to you together with a voting instruction card by your broker, trustee or nominee, as the case may be. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote, and you are also invited to attend the annual meeting.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the annual meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee should have enclosed or provided voting instructions for you to use in directing the broker, trustee or other nominee how to vote your shares.

Q.	How can I attend the annual meeting?

A.	Because seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record as of the record date but held your shares in street name, you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to May 28, 2024, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you may not be admitted to the annual meeting.

Please let American Rebel know if you plan to attend the meeting by marking the box on the enclosed proxy card. The meeting will begin promptly at 10:00 a.m. local time. Check-in will begin at 9:30 a.m. local time, and you should allow ample time for the check-in procedures.

Q.	How can I vote my shares in person at the annual meeting?

A.	Shares held in your name as the stockholder of record may be voted by you in person at the annual meeting. Shares held in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, American Rebel recommends that you submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q.	How can I vote my shares without attending the annual meeting?

A.	Whether you hold shares as the stockholder of record or in street name, you may direct how your shares are voted without attending the annual meeting. If you are a stockholder of record, you may vote by submitting a proxy to American Rebel. If you hold shares in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions included on your proxy card or, for shares held in street name, the voting instruction card provided by your broker, trustee or nominee.

Q.	Can I change my vote?

A.	You may change your vote at any time prior to the vote at the annual meeting. If you are the stockholder of record, you may change your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy), (ii) providing a written notice of revocation of your proxy to American Rebel’s corporate Secretary prior to your shares being voted, or (iii) attending the annual meeting and voting in person. Mere attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If you hold shares in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.
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VOTING SECURITIES

The following table presents information, to the best of American Rebel’s knowledge, about the ownership of American Rebel’s common stock on May 28, 2024 relating to those persons known to beneficially own more than 5% of American Rebel’s capital stock and by American Rebel’s directors and executive officers.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60 days after May 28, 2024 pursuant to options, warrants, conversion privileges or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of American Rebel’s common stock.

Name and Address of Beneficial Owner(1)	Amount of Beneficial Ownership	Percentage of Common Stock Outstanding(2)
Officers and Directors
Charles A. Ross, Jr., Chief Executive Officer, Chairman, principal executive officer, secretary, treasurer(3)	5,051,716	46.14%

Doug E. Grau, President, Interim Chief Financial Officer, principal financial officer and principal accounting officer(3)	5,035,276	45.99%

Corey Lambrecht, Chief Operating Officer and director(4)	6,258,632	51.31%

Michael Dean Smith, director	8,132	0.05%

C. Stephen Cochennet, director	2,203	0.01%

Larry Sinks, director	-	0.00%

Directors and executive officers as a group (6 Persons)	16,355,959	95.11%

* Less than 0.01%

(1)	Unless otherwise noted above, the address of the persons and entities listed in the table is c/o American Rebel Holdings, Inc., 5115 Maryland Way, Suite 303, Brentwood, Tennessee 37027.
(2)	Percentage is based upon 5,947,643shares of common stock issued and outstanding as of the date of this Annual Report plus the beneficial ownership held by the respective shareholder at the time and figures are rounded to the nearest hundredth of a percent.
(3)	Includes 10,000 shares of Series A Preferred Stock, which is currently convertible into 5,000,000 shares of common stock at the option of the holder. Does not include the additional 40,000 shares of Series A Preferred stock, which are convertible and vest, equally each year beginning on January 1, 2025 and for an additional three years (10,000, 10,000, 10,000 and 10,000, respectively), into shares of common stock at a rate of 500 to 1. Further, each share of Series A Preferred Stock is entitled to cast one thousand (1,000) votes for each share held of the Series A Preferred stock on all matters presented to the stockholders of the Company for a vote. Does not included the LTIP shares authorized for grant at December 30, 2023, as the shares are at the discretion of the board of directors, not the holder.
(4)	Includes 12,500 shares of Series A Preferred Stock, which are currently convertible into 6,250,000 shares of common stock at the option of the holder. Does not include the additional 12,500 shares of Series A Preferred stock, which are convertible and vest, equally each year beginning on January 1, 2025 and for one additional year thereafter (6,250 and 6,250, respectively), into shares of common stock at a rate of 500 to 1. Further, each share of Series A Preferred Stock is entitled to cast one thousand (1,000) votes for each share held of the Series A Preferred stock on all matters presented to the stockholders of the Company for a vote.

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Super Majority Voting Powers Attributable to Preferred Stock

As of the date of this Proxy Statement, the Company had 5,947,643 shares of common stock issued and outstanding and entitled to vote, which for voting purposes are entitled to one vote per share. If a vote was taken today, the following stockholders (which consist of Messrs. Ross, Lambrecht and Grau) owning a total of 95,624 shares of common stock and 125,000 shares of Series A Preferred, whereby each share of Series A Preferred is entitled to cast one thousand (1,000) votes for each share held on all matters presented to the stockholders of the Company for a stockholder vote, thereby allowing such common stock and Series A Preferred to cast votes totaling 125,095,624 shares of common stock, delivering an executed written consent authorizing the actions being set forth to the vote. The consenting stockholders’ names, affiliation with the Company and holdings are as follows:

Name	Affiliation	Number of Voting Shares		% of Total Voting Shares(4)
Charles A. Ross, Jr.	Director, Chief Executive Officer, Treasurer	50,051,716	(1)	38.19%
Doug Grau	President	50,035,276	(2)	38.18%
Corey Lambrecht	Director, Chief Operating Officer	25,008,632	(3)	19.08%
Total		125,095,624		95.45%

(1)	Includes 50,000 shares of Series A Preferred with an equivalent of 50,000,000 shares of common stock voting power and 51,716 shares of common stock beneficially owned by Mr. Ross.
(2)	Includes 50,000 shares of Series A Preferred with an equivalent of 50,000,000 shares of common stock voting power and 35,276 shares of common stock beneficially owned by Mr. Grau.
(3)	Includes 25,000 shares of Series A Preferred with an equivalent of 25,000,000 shares of common stock voting power and 8,632 shares of common stock beneficially owned by Mr. Lambrecht.
(4)	Percentage is based upon 5,947,643 shares of common stock authorized and outstanding and adjusted by the 125,000,000 votes attributable to the Series A Preferred, for a total of 131,043,267 total voting shares. Figures are rounded to the nearest hundredth of a percent.

PROPOSAL 1. ELECTION OF DIRECTORS

At the 2024 annual meeting of stockholders, a board of directors consisting of five members will be elected, each director to hold office until the next annual meeting of stockholders, or a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified.

American Rebel’s governance, compensation and nominating committee has nominated for election all five of the current members of the board of directors: Charles A. Ross, Jr., Corey Lambrecht, Michael Dean Smith, C. Stephen Cochennet and Larry Sinks. The nominees have consented to their nomination to the board of directors, and will serve if elected. However, if the nominees should become unavailable for election, the accompanying proxy will be voted in favor of holding a vacancy to be filled by American Rebel’s current Directors. American Rebel has no reason to believe that Messrs. Ross, Lambrecht, Smith, Cochennet or Sinks will be unavailable to serve as Directors.

The following information is provided regarding the nominees for election to the board of directors.

Name	Age	Term	Board Committee(s)*
Charles A. Ross, Jr.	57	Since 06/09/2016	M&A
Corey Lambrecht	54	Since 02/12/2020	None
Michael Dean Smith	53	Since 02/08/2022	NCGC (Chairman), Audit and Compensation
C. Stephen Cochennet	66	Since 05/09/2023	Audit (Chairman), Compensation, M&A and NCGC
Larry Sinks	60	Since 11/20/2023	Compensation (Chairman), Audit, Compensation and NCGC

*	“M&A” means the Mergers and Acquisitions Committee of the Board of Directors. “NCGC” means the Nominating and Corporate Governance Committee of the Board of Directors. “Audit” means the Audit Committee of the Board of Directors. “Compensation” means the Compensation Committee of the Board of Directors.

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Charles A. Ross, Jr., Chief Executive Officer, Executive Chairman and Director

Mr. Ross is currently the Company’s Chief Executive Officer, Executive Chairman and a Director. He has held these positions since June 20, 2016. He is responsible for all duties required of a corporate officer and the development of the business. From December, 2014 through April, 2021, Mr. Ross served as the sole officer and as a director of American Rebel, Inc. He now currently serves as its Secretary, Treasurer and as a director. American Rebel, Inc. has developed a product line of concealed carry products. Prior to American Rebel, Inc. Mr. Ross founded several companies including Digital Ally, Inc. (a Nasdaq listed company, NASDAQ: DGLY), which he established in 2004. In addition to his entrepreneurial accomplishments, Mr. Ross served as the host of his own television sporting show, Maximum Archery World Tour, where he bow hunted all over the world which included traditional bow hunts and bow hunting of the world’s most dangerous game. Maximum Archery World Tour evolved into his new television show, American Rebel, which features Mr. Ross’s music, patriotism, his support of the 2nd Amendment and celebrates the “American Rebel Spirit” in all of us. Mr. Ross professionally released three compact disks (“CDs”) and his popular song “American Rebel” has become the theme song for American Rebel and other American Rebel theme properties.

Corey Lambrecht, Chief Operating Officer and Director

Mr. Lambrecht has served as a director since February, 2020 and was recently appointed as our Chief Operating Officer in November, 2023. Mr. Lambrecht is a 20+ year public company executive with broad experience in strategic acquisitions, corporate turnarounds, new business development, pioneering consumer products, corporate licensing, interactive technology services in addition to holding various public company executive roles with responsibilities including day-to-day business operations, management, capital raising, board communication as well as investor relations. He is a Certified Director from the UCLA Anderson Graduate School of Management accredited Directors program. From 2007 through 2023 he was an independent director of Orbital Infrastructure Group, Inc., a former Nasdaq listed company. Mr. Lambrecht served on the Board of HippoFi, Inc. (OTC: ORHB) from July 2016 through December 2019. On January, 2020, Mr. Lambrecht was appointed to serve as the Chief Financial Officer of Singlepoint Inc. (CBOE: SING) which he currently serves in as well as his roles with the Company. Mr. Lambrecht previously served as a board member for Lifestyle Wireless, Inc. which, in 2012 merged with Singlepoint. In December 2011 he joined the board of directors of Guardian 8 Holdings, a leading non-lethal security product company, serving in this role until early 2016. He most recently served as the President and Chief Operating Officer of Earth911 Inc., a subsidiary of Infinity Resources Holdings Company (an OTCMarkets listed company, OTC: IRHC) from January 2010 through July 2013.

Michael Dean Smith, Director

Mr. Smith has served as a director since February, 2022. Since 2017, Mr. Smith has been a Vice President of Industrial Maintenance, Inc. a business organization that encompasses a full-circle approach to the manufacturing industry. From 1997 through 2017, Mr. Smith served in various executive and managerial roles with Payless, Inc. (fka Payless ShoeSource). Mr. Smith holds a Bachelor’s of Science (“B.S.”). in Business Administration and Accounting from the University of Kansas, and a Masters of Business Administration (“MBA”) from Washburn University.

C. Stephen Cochennet, Director

Mr. Cochennet has served as a director since April, 2023. Mr. Cochennet has served as Chief Executive Officer and President, of Kansas Resource Development Company, a private oil and gas exploration business since 2011. In addition, from 2018 through 2023, Mr. Cochennet served as an independent board and committee member of Orbital Infrastructure Group, Inc., a former Nasdaq listed company. From 2011 through 2015 Mr. Cochennet served as the Chief Executive Officer and President of Guardian 8 Corporation. From 2005 to 2010, Mr. Cochennet was the Chairman, President, and Chief Executive Officer of EnerJex Resources, Inc., a former publicly traded Commission registered Oil and Gas Company. Prior to joining EnerJex, Mr. Cochennet was President of CSC Group, LLC in which he supported Fortune 500 corporations, international companies, and natural gas/electric utilities as well as startup organizations. Services provided included strategic planning, capital formation, corporate development, executive networking and complex transaction structuring. From 1985 to 2002, Mr. Cochennet held several executive roles with UtiliCorp United Inc. (“Aquila”) located in Kansas City, Missouri. Responsibilities included finance, administration, operations, human resources, corporate development, natural gas/energy marketing, and managing several new startup operations. Prior to Aquila Mr. Cochennet served 6 years with the Federal Reserve managing problematic and failed banking institutions primarily within the oil and gas markets. Mr. Cochennet graduated from the University of Nebraska with a B.A. in Finance and Economics.

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Larry Sinks, Director

Mr. Sinks has served as a director since November, 2023. Since 2005, Mr. Sinks has been in the screen printing and embroidering business on a freelance basis. Since 2016, Mr. Sinks has been a consultant for Team Image Marketing, a company specializing in high-end corrugated grocery store displays and consulting services. From 2021 through the present, Mr. Sinks has been consulting for Champion Building Solutions, a private company located in Kansas City, Missouri specializing in general remodeling of residential homes. Mr. Sinks’ passion is in motorsports and professional networking in the auto racing business. Mr. Sinks was instrumental in introducing us to Tony Stewart Racing Nitro, LLC (“Tony Stewart Racing”) which led to the Company sponsoring the team and providing the necessary support for the Dodge Charger SRT Hellcat of four-time NHRA Funny Car world champion Matt Hagan.

When the accompanying proxy is properly executed and returned, the shares it represents will be voted in accordance with the directions indicated thereon or, if no direction is indicated, the shares will be voted in favor of the election of the five nominees identified above. American Rebel expects each nominee to be able to serve if elected, but if any nominee notifies American Rebel before this meeting that he is unable to do so, then the proxies will be voted for the remainder of those nominated and, as designated by the Directors, may be voted (i) for a substitute nominee or nominees, or (ii) to elect such lesser number to constitute the whole Board as equals the number of nominees who are able to serve.

The vote of holders of common stock holding in the aggregate a majority of the voting power of American Rebel’s stock present at the meeting is required to elect the nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES.

Director Independence

The board of directors has reviewed the independence of our directors based on the listing standards of the Nasdaq Capital Market. Based on this review, the board of directors has determined that each of Michael Dean Smith, C. Stephen Cochennet and Larry Sinks are independent within the meaning of the Nasdaq Capital Market rules. In making this determination, our board of directors considered the relationships that each of these non-employee directors has with us and all other facts and circumstances our board of directors deemed relevant in determining their independence. As required under applicable Nasdaq Capital Market rules, we anticipate that our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

Board Committees

Our Board has established the following four standing committees: an audit committee; a compensation committee; a nominating and governance committee; and mergers and acquisitions committee. Our board of directors has adopted written charters for each of these committees. Copies of their charters are available on our website. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

The following table identifies the independent and non-independent current Board and committee members through the date of this Proxy Statement:

Name	Audit	Compensation	Nominating and Corporate Governance	Mergers and Acquisitions	Independent
Charles A. Ross, Jr.				X
Corey Lambrecht
Michael Dean Smith	X	X	X		X
C. Stephen Cochennet	X	X	X	X	X
Larry Sinks	X	X	X	X	X

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Audit Committee

Our board of directors established the audit committee for the purpose of overseeing the accounting and financial reporting process and audits of our financial statements. The audit committee is responsible for, among other matters:

●	appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;
●	discussing with our independent registered public accounting firm the independence of its members from its management;
●	reviewing with our independent registered public accounting firm the scope and results of their audit;
●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
●	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls, and compliance with legal and regulatory requirements;
●	coordinating the oversight by our board of directors of our code of business conduct and our disclosure controls and procedures;
●	establishing procedures for the confidential and/or anonymous submission of concerns regarding accounting, internal controls or auditing matters; and
●	reviewing and approving related-person transactions.

Our audit committee consists of C. Stephen Cochennet, Michael Dean Smith and Larry Sinks. Mr. Cochennet serves as the chairman of the committee. Our board of directors has affirmatively determined that each of the members; C. Stephen Cochennet, Michael Dean Smith and Larry Sinks qualify as an “audit committee financial expert,” as defined by Item 407(d)(5) of Regulation S-K.

Our board of directors has affirmatively determined that each of the members; C. Stephen Cochennet, Michael Dean Smith and Larry Sinks meet the definition of an “independent director” for purposes of serving on the audit committee under Rule 10A-3 of the Exchange Act and the Nasdaq Capital Market rules and requirements.

Compensation Committee

Our board of directors has established the compensation committee for the purpose of reviewing, recommending and approving our compensation policies and benefits, including the compensation of all of our executive officers and directors. The compensation committee is responsible for, among other matters:

●	reviewing key employee compensation goals, policies, plans and programs;
●	reviewing and approving the compensation of our directors and executive officers;
●	reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and
●	appointing and overseeing any compensation consultants or advisors.

American Rebel’s compensation program is designed to retain and reward talented executives who can contribute to its long-term success and to reward performance that is valued by its stockholders. Key principles of American Rebel’s compensation philosophy, as established by the governance, compensation and nominating committee, include providing total compensation opportunities that are competitive within American Rebel’s industry and ensuring that it aligns those compensation opportunities with appropriate performance metrics. In this regard, American Rebel’s compensation practices are intended to (i) provide competitive compensation packages relative to its industry and competitors, at expected levels of performance, which the governance, compensation and nominating committee believes is sufficient to retain the talent necessary to run American Rebel’s business and execute its strategies, (ii) support and reinforce important business goals and objectives, and (iii) provide balanced incentives for achieving consistent and strong results for all of American Rebel’s stakeholders, including stockholders, employees, and customers.

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Based on the foregoing objectives, the governance, compensation and nominating committee has structured American Rebel’s executive compensation to motivate employees to achieve the business goals established by its board of directors. During to the year-ended 2023, the governance, compensation and nominating committee engaged SIAMM Consulting (“SIAMM”) to serve as American Rebel’s independent compensation consultant. SIAMM provides expertise in the design and implementation of American Rebel’s executive and director compensation plans, as well as providing the governance, compensation and nominating committee with relevant market data.

The governance, compensation and nominating committee annually reviews all compensation decisions relating to American Rebel’s named executive officers. Administrative staff serves as management’s liaison with the governance, compensation and nominating committee. In addition, outside legal counsel provides assistance to the governance, compensation and nominating committee in connection with administration of its responsibilities, such as negotiating and drafting employment agreements, setting meetings and assembling and distributing meeting materials.

American Rebel’s chief executive officer has no direct role in setting his own compensation. The governance, compensation and nominating committee does, however, meet with its chief executive officer to evaluate his performance against his pre-established goals, and he makes recommendations to the board of directors regarding budgets that may affect certain of those goals. The chief executive officer also makes recommendations regarding compensation matters related to his direct reports and provides input regarding executive compensation programs and policies in general.

Management assists the governance, compensation and nominating committee by providing information needed or requested by the governance, compensation and nominating committee, such as reconciliation between actual performance and budget or forecasted performance; historic compensation information; compensation expense; American Rebel’s policies, reports and programs; and, information related to peer companies. Management also provides input and advice regarding compensation programs and policies, and their impact on American Rebel and its executives.

Our compensation committee consists of C. Stephen Cochennet, Michael Dean Smith and Larry Sinks. Larry Sinks serves as the chairman of the committee. In determining that each of the members; C. Stephen Cochennet, Michael Dean Smith and Larry Sinks qualify as an “independent director” pursuant to Rule 10A-3 of the Exchange Act, the board of directors considered all factors required by Rule 5605(d)(2)(A) and any and all other applicable regulations or rules promulgated by the SEC and the Nasdaq Capital Market rules relating to the compensation committee composition.

Mergers and Acquisitions Committee

Our board of directors has established the mergers and acquisitions committee for the purpose of assisting the board in identifying and analyzing potential mergers or acquisitions for the Company. Our mergers and acquisitions committee consists of Charles A. Ross, Jr., C. Stephen Cochennet, and Larry Sinks. Mr. Sinks serves as the chairman of the committee.

Nominating and Corporate Governance Committee

Our board of directors has established the nominating and corporate governance committee for the purpose of assisting the board in identifying qualified individuals to become board members, in determining the composition of the board and in monitoring the process to assess board effectiveness. Our nominating committee consists of C. Stephen Cochennet, Michael Dean Smith and Larry Sinks. Michael Dean Smith serves as the chairman of the committee.

Board Leadership Structure

Our Board has not adopted a formal policy regarding the separation of the offices of Chief Executive Officer and Chairman of the Board. Rather, the Board believes that different leadership structures may be appropriate for the Company at a different time and under different circumstances, and it prefers the flexibility in making this decision based on its evaluation of the relevant facts at any given time.

In June 2016, Mr. Ross was appointed as Chief Executive Officer and became Executive Chairman of the board of directors. Under our current Board leadership structure, the Chief Executive Officer is responsible for the day-to-day leadership and performance of the Company. Mr. Grau, our President and Interim Principal Accounting Officer, focuses on the allocation of resources and the financial reporting and operational and internal controls necessary to provide accurate and timely financials for which the Audit Committee, chaired by Mr. Cochennet, has oversight over.

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Risk Oversight

Our board of directors will oversee a company-wide approach to risk management. Our board of directors will determine the appropriate risk level for us generally, assess the specific risks faced by us and review the steps taken by management to manage those risks. While our board of directors will have ultimate oversight responsibility for the risk management process, its committees will oversee risk in certain specified areas.

Specifically, our compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. Our audit committee oversees management of enterprise risks and financial risks, as well as potential conflicts of interests. Our board of directors is responsible for overseeing the management of risks associated with the independence of our board of directors.

Code of Business Conduct and Ethics

Our board of directors adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees. A copy of this code will be available on our website. We intend to disclose on our website any amendments to the Code of Business Conduct and Ethics and any waivers of the Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions.

Family Relationships

There are no family relationships among our directors and/or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board Diversity

While we do not have a formal policy on diversity, our Board considers diversity to include the skill set, background, reputation, type and length of business experience of our Board members as well as a particular nominee’s contributions to that mix. Our Board believes that diversity promotes a variety of ideas, judgments and considerations to the benefit of our Company and stockholders. Although there are many other factors, the Board primarily focuses on public company board experience, knowledge of the safes and concealed self-defense products industry, or background in finance or technology, and experience operating growing businesses.

Board Diversity Matrix (As of December 31, 2023)

Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	-	5	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	1	-	-
White	-	5	-	-
Two or More Ethnicities	-	1	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-

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Communication with our Board

Although the Company does not have a formal policy regarding communications with the Board, stockholders may communicate with the Board by writing to us at American Rebel Holdings, Inc., at 5115 Maryland Way, Suite 303, Brentwood, TN, 37027, Attention: Corporate Secretary. Stockholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

Nominations to the Board

Our directors take a critical role in guiding our strategic direction and oversee the management of the Company. Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the stockholders, diversity, and personal integrity and judgment.

In addition, directors must have the time available to devote to Board activities and to enhance their knowledge in the growing of our business. Accordingly, we have sought to attract and retain highly qualified independent directors who have the sufficient time to attend to their substantial duties and responsibilities to the Company.

Director Nominations

As of December 31, 2023, we did not make any material changes to the procedures by which our stockholders may recommend nominees to our Board. In January of 2024, the Company and its stockholders approved the election and continuation of the then current board members until the next annual stockholders meeting. In April of 2023, Mr. Yonika resigned as a member of the board of directors and its committees. In May of 2023, this vacancy on the board of directors was filled by the appointment of C. Stephen Cochennet as a member of the Board and its committees. In November of 2023, Mr. Grau resigned as a member of the board of directors and this vacancy was filled by the appointment of Larry Sinks as a member of the Board and its committees.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our Board and the Board or the compensation committee of any other company, nor has any interlocking relationship existed in the past.

Limitation of Liability of Directors

Pursuant to the Nevada General Corporation Law, American Rebel’s articles of incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director’s liability under federal or applicable state securities laws. American Rebel has agreed to indemnify its directors against expenses, judgments, and amounts paid in settlement in connection with any claim against a director if he acted in good faith and in a manner he believed to be in American Rebel’s best interests.

Executive Officers

The following table sets forth certain information regarding American Rebel’s current executive officers. American Rebel’s executive officers serve at the discretion of the board of directors, unless otherwise governed by employment contracts.

Name	Age	Position
Charles A. Ross, Jr.	57	Chief Executive Officer, Executive Chairman and Principal Executive Officer
Doug E. Grau	61	President, Interim Principal Accounting Officer
Corey Lambrecht	54	Chief Operating Officer

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Charles A. Ross, Jr. has been American Rebel’s chief executive officer since June 20, 2016. See Mr. Ross’ biography on page above.

Doug E. Grau is currently our President and Interim Principal Accounting Officer. Mr. Grau served as a director from February, 2020 through November, 2023. From 2014 through the present, he has served as a director of American Rebel, Inc. Mr. Grau has produced three musical CDs for Andy Ross, the musician, and has worked with Andy Ross, the musician and the business executive in various capacities for more than thirteen years. Mr. Grau worked as an executive at Warner Bros. Records Nashville (nka Warners Records) for more than fifteen years, developing the unique talents of Travis Tritt, Little Texas, David Ball, Jeff Foxworthy, Bill Engvall, Larry the Cable Guy, Ron White, and various others. Mr. Grau graduated from Belmont University in Nashville in 1985 with a Bachelor’s of Arts (“B.A.”) degree in Business Administration.

Corey Lambrecht has been American Rebel’s chief operating officer since November, 2023. See Mr. Lambrecht’s biography on page 6 above.

Executive Compensation

General Philosophy

During 2022 and 2023, the compensation committee of the board of directors was solely responsible for establishing and administering our executive and director compensation plans.

Executive Compensation

The following table sets forth the compensation we paid to our current executive officer(s) during the fiscal years ended December 31, 2023 and 2022, respectively:

SUMMARY COMPENSATION TABLE
Name and		Salary	Bonus	Stock Awards		All Other Compensation	Total
principal position	Year	($)	($)	($)		($)	($)
(a)	(b)	(c)	(d)	(e)		(i)	(j)
Charles A. Ross, Jr. (1)	2023	228,667	90,000	8,765,097	(2)	-	9,117,597
Chief Executive Officer	2022	200,000	481,400	20,766	(3)	-	702,166

Doug E. Grau(4)	2023	124,456	60,000	8,760,898	(5)	-	8,998,398
President	2022	120,000	293,381	11,182	(6)	-	424,563

Corey Lambrecht(7)	2023	10,000	-	4,612,500	(8)	-	4,622,500
Chief Operating Officer	2022	-	-	-		-	-

(1)	On January 1, 2021, the Company entered into a five-year employment agreement with Mr. Ross, with a base annual salary of $180,000. In 2023 the employment agreement was amended to extend the termination date to December 31, 2026 and increase Mr. Ross’ salary to $325,000 per year.
(2)	Deemed value of 40,634 shares of common stock authorized for issuance on December 30, 2023 pursuant to the LTIP. In addition, deemed value of the Equity Awards materially modified during the fiscal year Ending December 31, 2023 of previously issued 50,000 shares of Series A preferred stock; the Series A preferred stock had its rights modified on October 31, 2023 allowing for the conversion into 25,000,000 common stock equivalent shares. We initially have recognized $8,752,500 as a charge due to the modification of the share-award grant on October 31, 2023 (the modification date). We valued the shares granted and earned out, as well as the additional shares granted but not earned out in accordance with ASC 718 and employee share-awards. Market value for our publicly traded stock at the time of modification of the terms of the Series A preferred stock for Mr. Ross’s shares was $0.3501. We believe that Mr. Ross will have performed all of the necessary performance measures of his employment, thereby placing none of the Series A preferred stock and its common stock equivalents at risk of forfeiture.
(3)	Deemed value of 4,154 shares of common stock authorized for issuance on December 27, 2022 pursuant to the LTIP. The shares of common stock were issued on September 19, 2023, of the 4,154 shares of common stock Mr. Ross gifted 200 shares to a family member. The Company recorded $3,240 in compensation expense for the share award (which includes the 200 shares) as fair value of the common stock on the date of issuance was $0.78 per share.

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(4)	On January 1, 2021, the Company entered into a five-year employment agreement with Mr. Grau, with a base annual salary of $120,000. In 2023 the employment agreement was amended to extend the termination date to December 31, 2026 and increase Mr. Grau’s salary to $265,000 per year.
(5)	Deemed value of 27,089 shares of common stock authorized for issuance on December 30, 2023 pursuant to the LTIP. In addition, deemed value of the Equity Awards materially modified during the fiscal year Ending December 31, 2023 of previously issued 50,000 shares of Series A preferred stock; the Series A preferred stock had its rights modified on October 31, 2023 allowing for the conversion into 25,000,000 common stock equivalent shares. We initially have recognized $8,752,500 as a charge due to the modification of the share-award grant on October 31, 2023 (the modification date). We valued the shares granted and earned out, as well as the additional shares granted but not earned out in accordance with ASC 718 and employee share-awards. Market value for our publicly traded stock at the time of modification of the terms of the Series A preferred stock for Mr. Grau’s shares was $0.3501. We believe that Mr. Grau will have performed all of the necessary performance measures of his employment, thereby placing none of the Series A preferred stock and its common stock equivalents at risk of forfeiture.
(6)	Deemed value of 2,236 shares of common stock authorized for issuance on December 27, 2022 pursuant to the LTIP. The shares of common stock were issued on September 19, 2023. The Company recorded $1,744 in compensation expense for the share award as fair value of the common stock on the date of issuance was $0.78 per share.
(7)	On November 20, 2023, the Company entered into a three-year employment agreement with Mr. Lambrecht, with an annual base salary of $260,000. Prior to becoming an executive officer, Mr. Lambrecht served as the Company’s lead independent director and was compensated as set forth below under Director Compensation.
(8)	Deemed value of the 25,000 shares of Series A preferred stock convertible into 12,500,000 common stock equivalent shares issued to Mr. Lambrecht on November 20, 2023. We initially recognized $4,612,500 as a charge for the share-award grant. We valued the shares granted and earned out, as well as the additional shares granted but not earned out in accordance with ASC 718 and employee share-awards. Market value for our publicly traded stock at the time of grant for Mr. Lambrecht’s shares was $0.369. We believe that Mr. Lambrecht will have performed all of the necessary performance measures of his employment, thereby placing none of the Series A preferred stock and its common stock equivalents at risk of forfeiture.

Employment Agreements

Effective January 1, 2021, the Company entered into employment agreements with Charles A. Ross, Jr., its Chief Executive Officer, and Doug E. Grau, its President. These agreements were amended in April of 2021 and November of 2023. On November 20, 2023, the Company entered into an employment agreement with Corey Lambrecht, its Chief Operating Officer.

Charles A. Ross, Jr. Employment Agreement and Amendments

In general, Mr. Ross’ employment agreement contains provisions concerning terms of employment, voluntary and involuntary termination, indemnification, severance payments, and other termination benefits, in addition to a non-compete clause and certain other perquisites.

The term of Mr. Ross’ employment agreement, as amended, runs from January 1, 2021 until December 31, 2026.

Mr. Ross’ employment agreement provides for an initial annual base salary of $180,000, which may be adjusted by the Board of the Company. As of the date of this Annual Report Mr. Ross’ annual base salary is $325,000.

In addition, Mr. Ross is eligible to receive annual short term incentive bonuses as determined by a review at the discretion of the Company’s Board.

Further, the Company granted and issued Mr. Ross 50,000 shares of Series A - Super Voting Convertible preferred stock. Pursuant to the amendment to his employment agreement, the Company issued 50,000 shares of common stock to Mr. Ross and the amendment established a vesting schedule. Typically, a 20/20/20/20/20 vesting of the shares beginning on January 1, 2024 and ending on January 1, 2028.

In the event of a termination of employment with the Company by the Company without “cause” or by Mr. Ross for “Good Reason” (as defined in the employment agreement), Mr. Ross would receive: (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment; (ii) a lump sum payment equal to 12-months base salary; and (iii) immediate vesting of all equity awards (including but not limited to stock options and restricted shares).

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In the event of a termination of employment with the Company by the Company for “cause” (as defined in the employment agreement), by reason of incapacity, disability or death, Mr. Ross, or his estate, would receive a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment, disability or death.

In the event of a termination of Mr. Ross’ employment with the Company by reason of change in control (as defined in the employment agreement), Mr. Ross, would receive: (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment; (ii) a lump sum payment equal to twelve (12) months’ Salary plus 100% of his prior year’s Bonus; and (iii) and immediate vesting of all equity awards (including but not limited to stock options and restricted shares).

The above description of Mr. Ross’ employment agreement is qualified in its entirety by reference to the full text of that agreement, a copy of which was attached as Exhibit 10.2 to the Form 8-K filed on March 2, 2021. A copy of the first amendment to Mr. Ross’ employment agreement was attached as Exhibit 10.42 to the Form 10-K filed on May 17, 2021. A copy of the second amendment to Mr. Ross’ employment agreement was attached as Exhibit 10.3 to the Form 8-K filed on November 24, 2023.

Doug E. Grau Employment Agreement and Amendments

In general, Mr. Grau’s employment agreement contains provisions concerning terms of employment, voluntary and involuntary termination, indemnification, severance payments, and other termination benefits, in addition to a non-compete clause and certain other perquisites.

The term of Mr. Grau’s employment agreement, as amended, runs from January 1, 2021 until December 31, 2026.

Mr. Grau’s employment agreement provides for an initial annual base salary of $120,000, which may be adjusted by the Board of the Company. As of the date of this Annual Report Mr. Grau’s annual base salary is $265,000.

In addition, Mr. Grau is eligible to receive annual short term incentive bonuses as determined by a review at the discretion of the Company’s Board.

Further, the Company granted and issued Mr. Grau 50,000 shares of Series A - Super Voting Convertible preferred stock. Pursuant to the amendment to his employment agreement, the Company previously issued 50,000 shares of common stock to Mr. Grau and the amendment established a vesting schedule. Typically, a 20/20/20/20/20 vesting of the shares beginning on January 1, 2024 and ending on January 1, 2028.

In the event of a termination of employment with the Company by the Company without “cause” or by Mr. Grau for “Good Reason” (as defined in the employment agreement), Mr. Grau would receive: (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment; (ii) a lump sum payment equal to 12-months base salary; and (iii) immediate vesting of all equity awards (including but not limited to stock options and restricted shares).

In the event of a termination of employment with the Company by the Company for “cause” (as defined in the employment agreement), by reason of incapacity, disability or death, Mr. Grau, or his estate, would receive a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment, disability or death.

In the event of a termination of Mr. Grau’s employment with the Company by reason of change in control (as defined in the employment agreement), Mr. Grau, would receive: (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment; (ii) a lump sum payment equal to twelve (12) months’ Salary plus 100% of his prior year’s Bonus; and (iii) and immediate vesting of all equity awards (including but not limited to stock options and restricted shares).

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The above description of Mr. Grau’s employment agreement is qualified in its entirety by reference to the full text of that agreement, a copy of which was attached as Exhibit 10.2 to the Form 8-K filed on March 2, 2021. A copy of the first amendment to Mr. Grau’s employment agreement was attached as Exhibit 10.43 to the Form 10-K filed on May 17, 2021. A copy of the second amendment to Mr. Grau’s employment agreement was attached as Exhibit 10.4 to the Form 8-K filed on November 24, 2023.

Corey Lambrecht Employment Agreement

In general, Mr. Lambrecht’s employment agreement contains provisions concerning terms of employment, voluntary and involuntary termination, indemnification, severance payments, and other termination benefits, in addition to a non-compete clause and certain other perquisites.

The original term of Mr. Lambrecht’s employment agreement runs from November 20, 2023 until December 31, 2026. Mr. Lambrecht’s employment agreement provides for an initial annual base salary of $260,000, which may be adjusted by the board of directors of the Company. In addition, Mr. Lambrecht is eligible to receive annual short term incentive bonuses as determined by a review at the discretion of our board of directors.

Further, we granted and issued Mr. Lambrecht 25,000 shares of Series A - Super Voting Convertible Preferred Stock. Conversion of the Series A – Super Voting Convertible Preferred Stock shall vest as follows: Twenty-five percent (25%) shall vest immediately and be convertible into shares of common stock, the remainder shall vest (25/25/25) and shall be convertible into shares of common stock equally on January 1, 2024, January 1, 2025 and January 1, 2026.

In the event of a termination of employment with the Company by the Company without “cause” or by Mr. Lambrecht for “Good Reason” (as defined in the employment agreement), Mr. Lambrecht would receive: (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment; (ii) a lump sum payment equal to 12-months base salary; and (iii) immediate vesting of all equity awards (including but not limited to stock options and restricted shares).

In the event of a termination of employment with the Company by the Company for “cause” (as defined in the employment agreement), by reason of incapacity, disability or death, Mr. Lambrecht, or his estate, would receive a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment, disability or death.

In the event of a termination of Mr. Lambrecht’ employment with the Company by reason of change in control (as defined in the employment agreement), Mr. Lambrecht, would receive: (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment; (ii) a lump sum payment equal to twelve (12) months’ Salary plus 100% of his prior year’s Bonus; and (iii) and immediate vesting of all equity awards (including but not limited to stock options and restricted shares).

The above description of Mr. Lambrecht’s employment agreement is qualified in its entirety by reference to the full text of that agreement, a copy of which was attached as Exhibit 10.2 to the Form 8-K filed on November 24, 2023.

Options Exercised and Stock Vested Table

None of the named executive officers exercised any stock options, nor were there any restricted stock units held by our named executive officers vested, during the fiscal years ended December 31, 2023 and December 31, 2022.

Outstanding Equity Awards at Fiscal Year-end Table

None of the named executive officers held any unexercised options and unvested stock awards previously awarded as of December 31, 2023.

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Potential Payments upon Termination or Change-in-Control

SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the company. On January 1, 2021 we entered into employment agreements with Charles A. Ross, Jr. and Doug E. Grau. On November 20, 2023 we entered into an employment agreement with Corey Lambrecht. These agreements provide for certain payments to be made in the event of a termination of their employment agreements by reason of change in control (as defined in the employment agreements). Each of them would receive: (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment (not applicable to Smith as he receives no salary); (ii) a lump sum payment equal to twelve (12) months’ salary plus 100% of his or her prior year’s bonus; and (iii) and immediate vesting of all equity awards (including but not limited to stock options and restricted shares). The following changes were made to these agreements for the year ended December 31, 2023, Mr. Ross and Mr. Grau entered into second amendments to their agreements effectively extending the termination date of the employment agreements for each.

Retirement Plans

We do not offer any annuity, pension, or retirement benefits to be paid to any of our officers, directors, or employees in the event of retirement.

Compensation of Directors

In March of 2022, our Board adopted compensation specific to and for non-employee directors. Non-employee directors are entitled to receive compensation of $60,000 per year for their service. In 2022 such compensation was paid in restricted shares of the Company’s Common Stock at a price determined by the average monthly closing price for each month in service. In 2023 the Company’s Compensation Committee agreed to review how the board would be compensated for their service and has yet to make a final determination. Board members are also paid nominal cash fees and reimbursement of costs for director and committee meetings.

On September 20, 2023, the Company issued 24,129 shares of common stock pursuant to the Company’s board compensation plan for its independent directors for the first two quarters of 2023. The shares were valued at $18,096.75 with a per share value of $0.75 which was the Company’s common stock closing market price on the grant date as well as the issuance date. The Company recognized approximately $228,000 in gain on settlement of debt through the issuance of 24,129 shares of common stock to its independent directors on this date. Shares were issued to Messrs. Lambrecht, Smith, and Yonika to settle all amounts due to them under the stock compensation portion of the independent director’s plan through June 30, 2023.

See Transactions with Related Parties for the complete detail of the independent director’s compensation and issuance of shares. The tax value attributed to the shares of common stock issued was significantly less than the deemed value that the Company reported for each period. Due to the declining market value of the Company’s common stock and the closing price on the date the shares were issued, as stated above, the Company recognized a gain associated with settling the independent directors’ services with equity.

The following table sets forth summary compensation information for the year ended December 31, 2023 for each of our non-employee directors.

Name	Fees Earned or Paid in Cash $	Stock Awards $	Option Awards $	All Other Compensation $		Total $
Corey Lambrecht(1)	$114,000	$-	$-	$53,096	(2)	$167,096

Michael Dean Smith	$-	$-	$-	$60,000	(2)	$60,000

Ken Yonika(3)	$-	$-	$-	$15,288	(2)	$15,288

C. Stephen Cochennet(4)	$-	$-	$-	$38,795	(2)	$38,795

Larry Sinks(5)	$15,632	$-	$-	$6,740	(2)	$22,372

(1)	Mr. Lambrecht served as our lead independent director through November 20, 2023, at which time he was appointed as our chief operating officer. Mr. Lambrecht remains a non-independent director.

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(2)	For the year ended December 31, 2023, our non-employee directors were eligible for the payment of $60,000 per year as a non-employee director fee for their services. The amount shown above is an accrual (pro-rata) for 2023 directors fees. The board is determining how and when director fees will be paid for fiscal 2023.
(3)	Effective April 4, 2023, Mr. Yonika resigned from the board and its committees.
(4)	Mr. Cochennet joined the board of directors on May 9, 2023, replacing Mr. Yonika upon his resignation.
(5)	Mr. Sinks joined the board of directors on November 20, 2023, replacing Mr. Grau upon his resignation.

Certain Relationships and Related Transactions

The following information summarizes transactions we have either engaged in for the past two fiscal years or propose to engage in, involving our executive officers, directors, more than 5% stockholders, or immediate family members of these persons. These transactions were negotiated between related parties without “arm’s length” bargaining and, as a result, the terms of these transactions may be different than transactions negotiated between unrelated persons.

Other than as set forth below, we were not a party to any transactions or series of similar transactions that have occurred during fiscal 2023 in which:

●	The amounts involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years ($158,960); and
●	A director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Transactions with Related Parties

The following includes a summary of transactions since January 1, 2021 to which we have been a party in which the amount involved exceeded or will exceed $77,760, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive and Director Compensation.” We describe below certain other transactions with our directors, executive officers and stockholders.

Charles A. Ross, Jr. serves as the Company’s Chief Executive Officer and a director. On March 24, 2021, pursuant to the Company’s Long-Term Incentive Plan, Mr. Ross received 26,813 shares of common stock. On April 9, 2021, the Company entered into an amendment to the employment agreement with Charles A. Ross, Jr. and authorized the issuance of 50,000 shares of common stock to Mr. Ross. On August 3, 2021, pursuant to the Company’s Long-Term Incentive Plan, Mr. Ross received 9,416 shares of common stock. On December 27, 2022, pursuant to the Company’s Long-Term Incentive Plan, Mr. Ross was awarded 4,153 shares of common stock; however, such shares have not been issued as of the date of this Annual Report.

Doug Grau is the Company’s President. On March 24, 2021, pursuant to the Company’s Long-Term Incentive Plan, Mr. Grau received 26,813 shares of common stock. On April 9, 2021, the Company entered into an amendment to the employment agreement with Doug Grau and authorized the issuance of 50,000 shares of common stock to Mr. Grau. On August 3, 2021, pursuant to the Company’s Long-Term Incentive Plan, Mr. Grau received 9,416 shares of common stock. On December 27, 2022, pursuant to the Company’s Long-Term Incentive Plan, Mr. Grau was awarded 2,237 shares of common stock; however, such shares have not been issued as of the date of this Annual Report.

Corey Lambrecht was an independent director of the Company’s board of directors through November 20, 2023. On March 24, 2021, the Company authorized 250 shares of common stock to Mr. Lambrecht for services. On July 1, 2023, the Company authorized 8,132 shares of common stock to Mr. Lambrecht for his services as a non-employee or independent director of the Board as full payment for his services from February 8, 2022 through June 30, 2023. The Company accrued board compensation due and owing to Mr. Lambrecht from July 1, 2023 through November 20, 2023 of approximately $23,333 which shall be settled in shares of the Company’s common stock based on the formula for non-employee directors of Board.

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Michael Dean Smith was an independent director of the Company’s board of directors. On July 1, 2023, the Company authorized 8,132 shares of common stock to Mr. Smith for his services as a non-employee or independent director of the Board as full payment for his services from February 8, 2022 through June 30, 2023. The Company accrued board compensation due and owing to Mr. Smith from July 1, 2023 through December 31, 2023 of approximately $30,000 which shall be settled in shares of the Company’s common stock based on the formula for non-employee directors of Board.

C. Stephen Cochennet was an independent director of the Company’s board of directors. On July 1, 2023, the Company authorized 2,203 shares of common stock to Mr. Cochennet for his services as a non-employee or independent director of the Board as full payment for his services from May 9, 2023 through June 30, 2023. The Company accrued board compensation due and owing to Mr. Cochennet from July 1, 2023 through December 31, 2023 of approximately $30,000 which shall be settled in shares of the Company’s common stock based on the formula for non-employee directors of Board.

Ken Yonika was a former independent director of the Company’s board of directors. On July 1, 2023, the Company authorized 5,662 shares of common stock to Mr. Yonika for his services as a non-employee or independent director of the Board as full payment for his services from February 8, 2022 through April 4, 2023.

On September 20, 2023 the Company issued 24,129 shares of common stock pursuant to the Company’s board compensation plan. The shares were valued at $18,096.75 with a per share value of $0.75 which was the Company’s common stock closing market price on the grant date and the date of issuance. The Company recognized approximately $228,000 in gain on the settlement of a financial obligation through the issuance of common stock on this date. The Company’s non-employee directors plan provides for the accrual of independent board fees with the compensatory factor to be settled in the average price of the Company’s common stock for the month of service. Relatively speaking the Company was not able to book the gain on settlement from the decreasing stock price until the shares were issued as it was uncertain that the share price of the Company’s common stock would not increase until the actual issuance date.

The Company leases multiple facilities from Utah–Tennessee Holding Company, LLC and Champion Holdings, LLC, two companies owned by former Champion Entities founder and Chief Executive Officer Mr. Crosby. The Company believes these facilities are adequate for its needs at this time and are priced at or below market rate.

During November 2023 the Company amended the terms of its Series A preferred stock to reflect the conversion at the right of the holder into common stock of the Company.

As of the January 1, 2024 Messrs. Ross and Grau each have vested ownership in 10,000 shares of Series A Preferred Stock, which are currently convertible into 5,000,000 shares of common stock at the option of the respective holder. This does not include for each, Messrs. Ross and Grau, an additional 40,000 shares of Series A Preferred stock, which are convertible, equally each year starting on January 1, 2025 and for an additional three years, into shares of common stock at a rate of 500 to 1. Furthermore, each share of Series A Preferred Stock is entitled to cast one thousand (1,000) votes for each share held of the Series A Preferred stock on all matters presented to the stockholders of the Company for a vote until such shares are converted into common stock of the Company. As of December 31, 2023 the Company has not determined the compensatory value associated with the shares of the Series A Preferred Stock. Prior to November 20, 2023 the Series A Preferred Stock was not afforded the conversion feature and was not exercisable until the 1st of January 2024 for both Messrs. Ross and Grau. Prior to this date for Messrs. Ross and Grau the Series A Preferred Stock was not convertible into common stock and only enjoyed the super voting rights or provision available to it. Upon conversion into common stock of the Company by the holder the Company will be required to record equity compensation to holder under ASC 718 as to the fair value of the shares received at that time under the conversion. The Company for purposes of its financial statements is required to disclose the fair value of the shares that were beneficially owned at the end of each reporting period based on its intrinsic value. That value will change from reporting period to reporting period based on the publicly traded value of the Company’s common stock on such date. Based on the closing price of the Company’s common stock as of January 2, 2024 this would approximate $1,525,000 each in additional compensation for Messrs. Ross and Grau, respectively and would be subject to adjustment based on the closing price of the Company’s common stock on March 31, 2024.

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As of the January 1, 2024 Mr. Lambrecht has vested ownership in 12,500 shares of Series A Preferred Stock, which are currently convertible into 6,250,000 shares of common stock at the option of Mr. Lambrecht. This does not include for Mr. Lambrecht an additional 37,500 shares of Series A Preferred stock, which are convertible, equally every year starting on January 1, 2025 and for two additional years, into shares of common stock at a rate of 500 to 1. Furthermore, each share of Series A Preferred Stock is entitled to cast one thousand (1,000) votes for each share held of the Series A Preferred stock on all matters presented to the stockholders of the Company for a vote until such shares are converted into common stock of the Company. As of December 31, 2023 the Company has not determined the compensatory value associated with the shares of the Series A Preferred Stock. Prior to November 20, 2023 the Series A Preferred Stock was not afforded the conversion. Prior to this date the Series A Preferred Stock was not convertible into common stock and only had the super voting rights or provision available to it. Upon conversion into common stock of the Company by the holder the Company will be required to record equity compensation to holder under ASC 718 as to the fair value of the shares received at that time. The Company for purposes of its financial statements is required to disclose the fair value of the shares that were beneficially owned at the end of each reporting period based on its intrinsic value. That value will change from reporting period to reporting period based on the publicly traded value of the Company’s common stock on such date. Based on the closing price of the Company’s common stock as of December 31, 2023 (with respect to the 6,250 shares of Series A Preferred Stock vested on November 20, 2023) this would approximate $968,750 in additional compensation to Mr. Lambrecht on December 31, 2023. Based on the closing price of the Company’s common stock as of January 2, 2024 (with respect to the 6,250 shares of Series A Preferred Stock vested on January 1, 2024) this would approximate $953,125 in additional compensation to Mr. Lambrecht and would be subject to adjustment based on the closing price of the Company’s common stock on March 31, 2024.

The Company has agreements with related parties for services, notes payable and stock grants. See Notes to Financial Statements numbers 5, 7, 9 and 10.

Other than the foregoing, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its common stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect the Company.

Review, Approval or Ratification of Transactions with Related Persons

Although we adopted a Code of Ethics, we still rely on our Board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our Board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to our Board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our Board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our Board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.

PROPOSAL 2. RATIFY the appointment of GBQ PARTNERS LLC as auditors for the next year

American Rebel’s board of directors selected GBQ Partners LLC (“GBQ”) as its independent auditor for the fiscal year ending December 31, 2024, and the board is asking stockholders to ratify that selection. Although current law, rules, and regulations require American Rebel’s independent auditor to be engaged, retained, and supervised by the audit committee of the board of directors, American Rebel’s board considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of GBQ for ratification by stockholders as a matter of good corporate practice.

It is expected that a representative of GBQ will not be present at the annual meeting.

The vote of holders of common stock holding in the aggregate a majority of the voting power of American Rebel’s stock present at the meeting is required to approve the ratification of the selection of GBQ.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AFFIRMATION OF GBQ AS AUDITORS FOR THE NEXT YEAR.

Prior Auditor Fees

On May 6, 2024, the Company dismissed BF Borgers CPA PC (“BF Borgers”) as its independent registered public accounting firm. The Company’s audit committee unanimously approved the decision to dismiss BF Borgers as a result of a May 3, 2024 order instituting settled administrative and cease-and-desist proceedings by the SEC against BF Borgers and its sole audit partner, Benjamin F. Borgers CPA, permanently barring Mr. Borgers and BF Borgers from appearing or practicing before the SEC as an accountant.

On May 13, 2024, the audit committee approved the engagement of GBQ as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 and the reaudits of the years ended December 31, 2023 and 2022.

BF Borgers’ reports on the financial statements of the Company for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or disclaimer of opinion, nor were they modified or qualified as to uncertainty, audit scope or accounting principles other than an explanatory paragraph relating to the Registrant’s ability to continue as a going concern.

The following table presents the fees for professional audit services rendered by BF Borgers for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2023 and December 31, 2022 and fees billed for other services rendered by BF Borgers during those periods. All services reflected in the following fee table for 2023 and 2022 were pre-approved, respectively, in accordance with the policy of the Board.

	December 31, 2023	December 31, 2022
Audit fees (1)	$445,500	$136,600
Audit-related fees	-	-
Tax fees	-	-
All other fees(2)	-	219,000
Total Fees	$445,500	$355,600

Notes:

(1)	Audit fees consist of audit and review services, consent and review of documents filed with the SEC. For fiscal year ended December 31, 2023 and December 31, 2022.
(2)	Comfort letter and consent to use audited financial statements in additional filings related to underwritten public offering. Approximately $150,000 was paid to Champion’s independent PCAOB registered accounting firm to conduct Champion’s most recent two fiscal years of audit and interim review reports which was required for the acquisition of Champion. These fees were paid by the Company and the PCAOB registered accounting firm was BF Borgers.

In its capacity, the audit committee of the Board pre-approves all audit (including audit-related) and permitted non-audit services to be performed by the independent auditors. The committee will annually approve the scope and fee estimates for the year-end audit to be performed by the Company’s independent auditors for the fiscal year. With respect to other permitted services, the committee pre-approves specific engagements, projects and categories of services on a fiscal year basis, subject to individual project and annual maximums. To date, the Company has not engaged its auditors to perform any non-audit related services.

OTHER MATTERS

As of the date of this proxy statement American Rebel’s management knows of no business to be presented to the meeting that is not referred to in the accompanying notice. As to other business that may properly come before the meeting, it is intended that proxies properly executed and returned will be voted in respect thereof at the discretion of the person voting the proxies in accordance with their best judgment, including upon any stockholder proposal about which American Rebel did not receive timely notice.

Expenses of Proxy Solicitation

The principal solicitation of proxies will be made by mail. Expense of distributing this proxy statement to stockholders, which may include reimbursement to banks, brokers and other custodians for their expenses in forwarding this proxy statement, will be borne exclusively by American Rebel.

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Proposals of Stockholders

Any stockholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 2025 Annual Meeting must be received by American Rebel by February 1, 2024. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Exchange Act. It is suggested the proposal be submitted by certified mail — return receipt requested. Stockholders who intend to present a proposal at the 2025 Annual Meeting without including such proposal in American Rebel’s proxy statement must provide American Rebel notice of such proposal no later than March 1, 2024. American Rebel reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

One set of information statement materials will be delivered to multiple stockholders sharing an address unless the affected stockholders have submitted contrary instructions. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If you no longer wish to participate in “householding” and would prefer to receive a separate set of information statement materials, please notify your broker or American Rebel. Stockholders who currently receive multiple copies of the information statement materials at their addresses and would like to request “householding” of their communications should contact their brokers or American Rebel. Please direct your written request in this regard to American Rebel at 5115 Maryland Way, Suite 303, Brentwood, Tennessee 37027.

Annual Report

A copy of the 2023 Form 10-K report as required to be filed with the Securities and Exchange Commission, excluding exhibits, is attached to this Proxy Statement and will be provided to stockholders without charge upon written request to American Rebel Holdings, Inc. Attention: Doug Grau, President, 5115 Maryland Way, Suite 303, Brentwood, Tennessee 37027. Such request must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of Common Stock of American Rebel on May 28, 2024. Exhibits to the Form 10-K will be provided upon similar request and payment of specified fees. The 2023 Form 10-K is also available through the Securities and Exchange Commission’s website free of charge (www.sec.gov).

Forward-Looking Statements and Information

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions. The forward-looking statements are based on management’s current expectations, estimates and projections about American Rebel. American Rebel cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that it cannot predict. In addition, American Rebel has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what American Rebel has expressed or forecast in the forward-looking statements. You should rely only on the information American Rebel has provided in this Information Statement. American Rebel has not authorized any person to provide information other than that provided herein. American Rebel has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

Where You Can Find More Information

American Rebel files annual, quarterly and special reports and other information with the SEC that can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549-0405. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. American Rebel’s filings are also available through the SEC’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the SEC’s website (www.sec.gov). Copies of such materials may also be obtained by mail from the public reference section of the SEC at 100 F Street, N.E., Room 1850, Washington, D.C. 20549-0405 at prescribed rates.

Stockholders may obtain documents by requesting them in writing or by telephone (833) 267-3235 from American Rebel at the following address: 5115 Maryland Way, Suite 303, Brentwood, Tennessee 37027.

This proxy statement is dated June 6, 2024. You should not assume that the information contained in this information statement is accurate as of any date other than that date.

Yours truly,

/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr., Chairman

Brentwood, Tennessee
June 6, 2024

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AMERICAN REBEL HOLDINGS, INC.

PROXY

Annual Meeting of Stockholders

June 27, 2024

This Proxy is solicited on behalf of the American Rebel board of directors

The undersigned appoints Charles A. Ross, Jr., Chairman of American Rebel Holdings, Inc., with full power of substitution, the attorney and proxy of the undersigned, to attend the annual meeting of stockholders of American Rebel Holdings, Inc., to be held June 27, 2024, beginning at 10:00 a.m., Central Time, at 8500 Marshall Drive, Lenexa, Kansas 66214 and at any adjournment thereof, and to vote the stock the undersigned would be entitled to vote if personally present, on all matters set forth in the Proxy Statement to stockholders dated May 28, 2024, a copy of which has been received by the undersigned, as follows:

1.	Election of directors, to serve until the next annual meeting and until their successors are elected and qualify (the Board recommends a vote FOR each of the following nominees):

	FOR	AGAINST	ABSTAIN
Charles A. Ross, Jr.	☐	☐	☐
Corey Lambrecht	☐	☐	☐
Michael Dean Smith	☐	☐	☐
C. Stephen Cochennet	☐	☐	☐
Larry Sinks	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	Affirmation of GBQ as auditors for the next year.	☐	☐	☐

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATIONS ABOVE. IN THE ABSENCE OF SUCH INDICATIONS, THIS PROXY, IF OTHERWISE DULY EXECUTED, WILL BE VOTED FOR EACH OF THE MATTERS SET FORTH ABOVE.

Date ___________________________, 2024	Number of Shares _________________________________

Please sign exactly as
your name appears on
your stock certificate(s).	_______________________________________________
If your stock is issued in	Signature
the names of two or more	Print Name Here: _________________________________
persons, all of them must
sign this proxy. If signing	_______________________________________________
in representative capacity,	Signature
please indicate your title.	Print Name Here: __________________________________

Please check the following box if you intend to attend the annual meeting in person:                ☐

PLEASE SIGN AND RETURN THIS PROXY PRIOR TO June 21, 2024.

Mail To: American Rebel Holdings, Inc.,

8500 Marshall Drive, Lenexa, Kansas 66214